                                     EXHIBIT 10.8

                                  BENEFITS AGREEMENT

    This Benefits Agreement is entered into as of the (____________) day of (____________________), 199__ between SYNCOR INTERNATIONAL CORPORATION (hereinafter sometimes referred to as "CORPORATION") and ______________________ ("EMPLOYEE").


    The parties hereto agree as follows:

         1. ADDITIONAL BENEFITS. Corporation hereby grants to Employee the additional benefits, hereinafter set forth in the event of a "change in control" (defined below) while Employee is in Employee's present position or in an equivalent or higher position as determined by the Corporation's President, in order to induce Employee to continue to serve the Corporation.
         2. VESTING. Notwithstanding the vesting schedule set forth in Employee's option grants, and in other documents for the Corporation's incentive plans, in the event of "change of control", Employee's vesting in all of the (i) grants to Employee of stock option shares, (ii) contemplated and/or earned incentives awarded under the Management Incentive Plan in force at that time and/or any replacement plans, and (iii) contemplated and/or earned incentives awarded under the Long Term Incentive Plan in force at that time and/or any replacement plans shall be accelerated and such stock option shares, and all contemplated and/or earned incentive awards shall be fully vested, and calculated using the highest multiplier at such level as if all objectives for the year have been achieved and exceeded as of the date of such "change in control". A "change in control" shall be defined as both (i) the failure by the Board of Directors to determine a "Qualified Offer" as that term is defined in
Section 1 (a) of that certain Rights Agreement dated as of September 8, 1989 between Syncor International Corporation and the American Stock Transfer & Trust Company and (ii) the acquisition of 30% or more of the outstanding common stock of the Corporation by a person, or group of related persons (as defined by SEC Rule 13d-3), that is not affiliated with Corporation as of the date hereof.
         3. TERMINATION AFTER "CHANGE IN CONTROL". In the event of a "change in control" as defined in Paragraph 2 above, termination for purposes of this Agreement shall include (i) termination of Employee's employment by Corporation within twenty-four (24) months from the date of "change in control" other than for "good cause" and (ii) termination of Employee's employment by Employee within twenty-four (24) months from the date of "change in control" after a material modification in Employee's duties and responsibilities, a relocation of his office to a less desirable location, or a change in the support personnel allocated to him. "Good cause" shall be defined exclusively for purposes of this Agreement to mean one or more of the following events:
              (a) A material breach of this Agreement by Employee provided such breach is continuing for a period of thirty (30) days after the Corporation has given notice of breach, and such breach is not cured by Employee during such period;
              (b) Employee shall be adjudicated a bankrupt or be convicted of a crime punishable by imprisonment; or
              (c) Employee shall engage in an activity that constitutes a conflict of interest with the Corporation and such activity has not been approved by a disinterested majority of the Board of Directors after full disclosure thereof.
         If Employee terminates following a "change in control" as set forth above, then in addition to those benefits vesting under Section 2 above, Employee shall be paid upon the effective date of such termination, one year's compensation at the compensation rate for the Employee in effect on such date; any bonus provided by Corporation prorated up to the date of termination or the full bonus if all objectives for the year during which the termination occurred shall have been met; full and immediate vesting of all other Corporation benefits then enjoyed by the Employee; and coverage under current benefit plans of the Corporation then enjoyed by the Employee for one year from the effective date of the termination.
         4. EMPLOYEE HANDBOOK. Corporation maintains an Employee Handbook which applies to Corporation's employees, including its officers and managers, and which contains additional terms and conditions of employment of Employee. Those terms and conditions, as they may be revised from time to time by Corporation, are hereby incorporated by reference into this Agreement. In the event any provision of the Employee Handbook conflicts with a provision of this Agreement, the terms of this Agreement shall govern.
         5. NOTICE. Any notice required or permitted to be given under this Benefits Agreement shall be sufficient if in writing and sent by certified mail by Corporation to the residence of Employee, or by Employee to Corporation's principal office.
         6. ASSIGNABILITY. This Agreement and the rights, interests and benefits hereunder shall not be assignable or in any way alienated by Employee. Corporation shall have the right of assignment and transfer of its rights hereunder to any successor to the majority of its assets and any such successor shall be bound by the terms hereof.
         7. WAIVER OF BREACH. The waiver by Corporation or Employee of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.
         8. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
         9. ATTORNEY'S FEES. In the event that there shall be any litigation or court proceeding with respect to this Agreement or the obligations of the parties hereunder, the prevailing party shall be entitled to recover reasonable attorneys fees and costs from the other party.
         10. GOVERNING LAW. This Benefits Agreement shall be governed by the laws of California.
         IN WITNESS WHEREOF, Corporation has caused this Benefits Agreement to be executed in its corporate name by its duly authorized corporate officers, and Employee has executed this Benefits Agreement.


                                  E M P L O Y E E


                                  -----------------------------------

                                  SYNCOR INTERNATIONAL CORPORATION
                                  By:
                                     --------------------------------
                                  Title:
                                        -----------------------------